UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NPS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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383 Colorow Drive

Salt Lake City, Utah 84108

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

May 11, 2006 at 2:00 p.m. (EST)

at

the Hanover Marriott

1401 Rt. 10 E., Whippany, New Jersey 07981

TO THE STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NPS Pharmaceuticals, Inc., a Delaware corporation, will be held on Thursday, May 11, 2006, at 2:00 p.m., local time, at the Hanover Marriott, located at 1401 Rt. 10 E., Whippany, New Jersey 07981, for the purposes of considering and acting on the following:

1.	To elect ten members to the Board of Directors to serve for the ensuing year and until their successors are elected.
2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 22, 2006, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment thereof.

By Order of the Board of Directors

Val R. Antczak

Secretary

Salt Lake City, Utah

April 3, 2006

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	We sent you this notice of annual meeting, proxy statement and the accompanying proxy card because according to our stockholder records you are a holder of shares of common stock of NPS Pharmaceuticals and are entitled to vote these shares at the upcoming 2006 Annual Meeting of Stockholders, which will be held on May 11, 2006 at 2:00 p.m. (EST) at the Hanover Marriott in Whippany, New Jersey. The Board of Directors of NPS Pharmaceuticals, Inc. is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. You are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card, or follow the instructions below to submit your proxy by telephone or on the internet.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers for the 2005 fiscal year, and certain other required information.

Q:	What items of business will be voted on at the annual meeting?

A:	Items of business scheduled to be voted on at the annual meeting are:

•	the election of ten directors; and

•	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year.

We will also consider any other business that properly comes before the annual meeting. See “What happens if additional matters are presented at the annual meeting?” below.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, and “FOR” ratification of KPMG LLP as our independent registered public accounting firm for the 2006 fiscal year.

Q:	What shares can I vote?

A:	Each holder of NPS common stock is entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the annual meeting. March 22, 2006 is the record date for the annual meeting. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner through a broker, bank or other agent. On the record date, we had approximately 46,090,484 shares of common stock issued, outstanding and entitled to vote at the meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record—If, as of the record date, your shares are registered directly in your name with our transfer agent, Computershare Investor Services (“Computershare”), you are considered to be the stockholder of record for those shares and these proxy materials are being sent directly to you by NPS. As the stockholder of record, you have the right to grant your voting proxy directly to NPS or to a third party, or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use.

Beneficial Owner—If, as of the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are considered to be the beneficial owner of shares held in street name and you should receive these proxy materials from your broker, bank or other agent rather than from us. You should have also received, with these proxy materials, a proxy card and voting instructions from the organization that forwarded these proxy materials to you.

The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of the annual meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Q:	What if I have questions for NPS’s transfer agent?

A:	Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Computershare Investor Services

350 Indiana Street, Suite 800

Golden, Colorado 80401

(303) 262-0600

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were an NPS stockholder or joint holder as of the close of business on March 22, 2006 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares as a beneficial owner through a broker, bank or other agent in street name you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of or prior to March 22, 2006, a copy of the voting instruction card provided by your broker, bank or other agent or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, bank or other agent that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting a proxy or you may also vote on the internet or by telephone. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other agent.

By Internet—If you are a stockholder of record, you may go to http://www.proxyvote.com to vote on the Internet. You will be required to provide the company number and control number contained on your proxy cards. You will then be asked to complete an electronic proxy card. The votes will be generated on the computer screen and you will be prompted to submit or revise them as desired. If you hold shares beneficially in street name, you should review the voting instructions received from your bank or broker to determine whether you can vote your shares on the Internet.

By Telephone—If you are a stockholder of record, you may vote by using a touch-tone telephone and calling 1-800-690-6903 (toll-free) and following the recorded instructions. If you hold shares beneficially in street name, you should review the voting instructions received from your bank or broker to determine whether you can vote your shares by telephone.

By Mail—If you are a stockholder of record you may submit your proxies by completing, signing and dating your proxy cards and mailing them in the accompanying pre-addressed envelopes. If you hold shares beneficially in street name you may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold your shares beneficially in street name with a broker, bank, or other agent, please follow the voting instructions provided by that agent. You may vote your shares in person at the annual meeting only if at the annual meeting you provide a legal proxy obtained from your broker, bank or other agent.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the NPS Corporate Secretary prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or other agent. If you have obtained a legal proxy from your broker or agent giving you the right to vote your shares, you may also change your vote by attending the meeting and voting in person.

Q:	Who can help answer my questions?

A:	If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary or Office of General Counsel at (801) 583-4939 or by writing to NPS Pharmaceuticals, Attn: Corporate Secretary or Office of General Counsel, 383 Colorow Drive, Salt Lake City, Utah 84108.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed within NPS or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to NPS management.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented in person or by proxy at the annual meeting. All votes will be tabulated by the inspector of elections appointed for the annual meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions shall be counted as shares present and entitled to vote at the annual meeting. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Q:	How are votes counted?

A:	Votes will be counted by the inspector of elections appointed for the annual meeting, who will separately count “FOR” and “WITHHOLD” and, with respect to any proposal other than election of directors, “AGAINST” votes, abstentions and broker non-votes.

For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST”, or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of our nominees to the Board and “FOR” ratification of the selection of KPMG, LLP as our independent registered public accounting firm).

Q:	What is the voting requirement to approve each of the proposals?

A:	For the election of directors, the ten persons receiving the most “FOR” votes at the annual meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting. If you hold shares beneficially in street name and do not provide your broker, bank or other agent with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidates as may be nominated by the Board.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, and date and return each NPS proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:	How may I obtain a separate set of proxy materials or request a single set for my household?

A:	The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are NPS stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, NPS Pharmaceuticals, Inc., 383 Colorow Drive, Salt Lake City, Utah 84108, or contact Investor Relations by telephone at (801) 583-4939 or call ADP toll-free (800) 542-1061, or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent, you will be removed from the householding program within thirty days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	We will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of NPS common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers, or other regular employees of NPS. No additional compensation will be paid to directors, officers, or other regular employees for such services.

We intend to mail this proxy statement and accompanying proxy card on or about April 3, 2006, to all stockholders entitled to vote at the annual meeting. In addition, this proxy statement will be available on our web site at www.npsp.com beginning on or about April 3, 2006.

Q:	How may I obtain a copy of NPS’s 2005 Annual Report to Stockholders and Annual Report on Form 10-K for the year-ended December 31, 2005?

A:	Our 2005 Annual Report to Stockholders, including financial statements for the year-ended December 31 2005, is being distributed to all of our stockholders, together with this proxy statement, in satisfaction of the requirements of the Securities and Exchange Commission. A copy of our Annual Report on Form 10-K for the year-ended December 31, 2005 and the other periodic and current reports we file with the Securities and Exchange Commission are available on our website at http://www.npsp.com.

You may request additional copies of the 2005 Annual Report to Stockholders and Form 10-K, at no charge, from our Investor Relations Department at (801) 583-4939 or by electronic mail at invest@npsp.com. You may also write to our Investor Relations Department at 383 Colorow Drive, Salt Lake City, Utah 84108.

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

A:	For a stockholder proposal to be considered for inclusion in our proxy statement and presented at the 2007 Annual Meeting of Stockholders, our Corporate Secretary must receive a written proposal at the address below no later than December 10, 2006. Proposals should be addressed to: NPS Pharmaceuticals, Attn: Corporate Secretary, 383 Colorow Drive, Salt Lake City, Utah 84108.

For a stockholder proposal that is intended to be presented at the 2007 Annual Meeting of Stockholders, but not included in our proxy statement, the proposal, must be received by our Corporate Secretary at the same address no earlier than February 12, 2007 and no later than March 14, 2007. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may contact the NPS Corporate Secretary at the above address for a copy of the relevant bylaw provisions regarding the requirements of making stockholder proposals and nominating director candidates.

No stockholder proposals were submitted and none are included for consideration at the 2006 Annual Meeting of Stockholders.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ended June 30, 2006.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General Information

Our Board of Directors currently consists of twelve members. Each member of the Board is a nominee for re-election at the annual meeting, with the exemption of Dr. John Evans and Dr. Thomas N. Parks who are retiring from the Board effective May 11, 2006. As such, there are ten nominees for director this year and proxies may not be voted for a greater number of persons than the number of named nominees. Each nominee has agreed to serve if elected at the annual meeting. If, and when elected at the annual meeting, each of the nominees is expected to serve until the 2007 Annual Meeting of Stockholders and until such elected nominee’s successor is duly elected and qualified, or until such elected nominee’s earlier death, resignation, or removal. The Board has no reason to believe that any nominee will be unable to serve.

Pursuant to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the number of directors which constitute the whole Board of Directors is to be fixed by one or more resolutions adopted by the Board of Directors. Our Board, by resolution effective May 11, 2006, has set the number of directors which constitute the whole Board of Directors at ten. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that directors are to be elected at the annual meeting to serve for a term of one year and until their respective successors are duly elected and qualified or until their respective death, resignation, or removal. Vacancies on the Board resulting from death, resignation, disqualification, removal, or other causes and any newly created directorships resulting from any increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, unless the Board of Directors determines by resolution that any such vacancy shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor is elected and qualified.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. The ten nominees receiving the most “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the ten nominees below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

Set forth below, in alphabetical order, is biographical information for each person nominated to serve on NPS’s Board of Directors.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD

OF EACH OF THE FOLLOWING NOMINEES

Nominees For Election

Michael W. Bonney, B.A. Director since 2005 Age 47	Mr. Bonney has served as a director since January 2005. Mr. Bonney has served since June 2003 as the President and Chief Executive Officer and as a member of the Board of Directors of Cubist Pharmaceuticals, Inc., a public biopharmaceutical company. From January 2002 to June 2003, he served as its President and Chief Operating Officer. From 1995 to 2001, he held various positions at Biogen, Inc., a public biopharmaceutical company, including Vice President, Sales and Marketing from 1999 to 2001. Prior to that, Mr. Bonney held various positions in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney has a B.A. in Economics from Bates College.

N. Anthony Coles, M.D., M.P.H. Director Since 2005 Age 45	Dr. Coles joined NPS Pharmaceuticals in November 2005 as President, Chief Operating Officer, and a member of the Board of Directors. Prior to joining NPS, Dr. Coles served as the Senior Vice President of Commercial Operations of Vertex Pharmaceuticals from 2002 to October 2005. From 1996 to 2002, Dr. Coles held a variety of positions with Bristol-Myers Squibb, including Senior Vice President of Strategy and Policy and Senior Vice President of Marketing and Medical Affairs, Neuroscience/Infectious Diseases/Dermatology. Dr. Coles was a Research Fellow at Harvard Medical School. He received a B.S. from Johns Hopkins University, a Master of Public Health from Harvard University, and a Doctor of Medicine from Duke University.

Santo J. Costa, J.D. Director since 1995 Age 60	Mr. Costa has served as a director since 1995. Mr. Costa currently serves as Chairman of NeuroMedix, a biopharmaceutical company traded on the Toronto Stock Exchange. Mr. Costa has also served as of Counsel to the law firm of Maupin Taylor since June 2001. Mr. Costa served as a director of Quintiles Transnational Corporation, a publicly held global contract research organization, from April 1994 through June 2001 and served as its Vice Chairman from November 1999 through June 2001. From April 1994 to November 1999 he served as President and Chief Operating Officer for Quintiles. From 1986 to 1993, he was employed by Glaxo, Inc., a worldwide pharmaceutical company, where he served as Senior Vice President, Administration and General Counsel and was a member of that company’s board of directors. Mr. Costa currently serves as director of LaboPharm Inc. and CV Therapeutics, both public companies, as well as several private companies. Mr. Costa received his J.D. from St. John’s University.

James G. Groninger, M.B.A. Director since 1988 Age 62	Mr. Groninger has served as a director since 1988. In February 2002, Mr. Groninger was appointed Chief Executive Officer of LBS Technologies, Inc., a private biotechnology company focusing on RNA amplification and cellular therapy. Mr. Groninger founded in January 1995 and is President of The Bay South Company, a Richmond, Virginia-based provider of financial advisory and investment banking services. From 1988 through 1994, he served as a Managing Director, Investment Banking Division, of PaineWebber Incorporated. Mr. Groninger is a member of the board of directors of Cygne Designs, Inc., a publicly held company; Layton BioScience, Inc., LBS Technologies, Inc., and Expression Pathology, Inc., private biotechnology companies. Mr. Groninger received a B.S. from Yale University and an M.B.A. degree from Harvard Business School, and has been certified with CPA and CFA designations.

Hunter Jackson, Ph.D. Director since 1986 Age 55	Dr. Jackson has been Chief Executive Officer and Chairman of our Board since founding NPS in 1986. He also served as President from January 1994 to November 2005. Before founding NPS, he was an Associate Professor in the Department of Anatomy at the University of Utah School of Medicine. Dr. Jackson received a Ph.D. in Psychobiology from Yale University. He received postdoctoral training in the Department of Neurosurgery, University of Virginia Medical School.

Joseph Klein, III, M.B.A. Director since 1998 Age 45	Mr. Klein has served as a director since 1998. Currently, Mr. Klein is Managing Director of Gauss Capital Advisors, LLC, a financial and investment advisory firm that he founded in 1998. Mr. Klein is also a founding member and currently a Venture Partner of Red Abbey Venture Partners, LLC, the general partner of several life science investment partnerships. From September 2001 to September 2002, Mr. Klein served as a Venture Partner of MPM Capital, one of the largest health care venture capital firms in the world. From June 1999 to September 2000, Mr. Klein served as Vice President of Strategy for Medical Manager Corporation, a physician office management information systems vendor. From June 1998 to June 1999, Mr. Klein served as Health Care Investment Analyst for The Kaufmann Fund, Inc. From 1995 to 1998, Mr. Klein was Portfolio Manager and Chairman of the investment advisory committee of T. Rowe Price Health Sciences Fund, Inc. From 1989 to 1998, Mr. Klein served as Vice President and Health Care Investment Analyst for T. Rowe Price Associates, Inc., an investment management firm. Mr. Klein is a director of Clinical Data, Inc., Biomarin Pharmaceuticals, Inc., and Isis Pharmaceuticals, Inc. He holds an M.B.A. from the Stanford Graduate School of Business and a B.A. in Economics from Yale University.

Donald E. Kuhla, Ph.D. Director since 1991 Age 63	Dr. Kuhla has served as a director since 1991. From 1998 through January 2004, Dr. Kuhla was President and Chief Operating Officer of Albany Molecular Research, Inc., a chemical contract research organization. Dr. Kuhla continues to serve AMRI as a director. From 1994 through 1998 Dr. Kuhla was Vice President of Plexus Ventures, Inc., a business consulting firm. Dr. Kuhla held senior management positions with two venture capital-backed, biotechnology startup companies. His early career was spent in research and development and operations management positions with Pfizer Inc. and Rorer Group, Inc., his last position at Rorer being Senior Vice President of Operations. Dr. Kuhla received a Ph.D. degree in Organic Chemistry from Ohio State University.

Rachel R. Selisker, C.P.A. Director since 2005 Age 50	Ms. Selisker has served as a director since January 2005. Ms. Selisker has served since March 2006 as Chief Financial Officer of AAIPharma Inc., a privately held contract research organization. From January 2001 to March 2006 she served as a Managing Director in the Raleigh, North Carolina office of Thomas Clive & Partners Inc., a venture capital firm based in London, where she focused on the healthcare sector. She served from July 1987 to February 2000 as the Chief Financial Officer, and from February

2000 to January 2001 as Senior Vice President—Global Shared Services, of Quintiles Transnational Corp., a publicly held global contract research organization. Ms. Selisker also served as director of Quintiles Transnational Corp. from November 1995 to February 2000. Ms. Selisker was a supervisor and staff accountant with the national accounting firm of Oppenheim, Appel, Dixon & Co. in Raleigh, North Carolina, from 1981 to 1987. She is a certified public accountant with extensive public accounting experience from 1976, when she graduated with her accounting degree from Wake Technical College in Raleigh, North Carolina until 1987, when she joined Quintiles.

Calvin R. Stiller, M.D. Director since 1999 Age 65	Dr. Stiller has served as a director since the closing of our acquisition of Allelix Biopharmaceuticals, Inc. in December 1999; he had served on the board of Allelix since April 1999. Dr. Stiller is Chairman of the Board and Chief Executive Officer of Stilco Investments Limited. From 1996 to 2005, Dr. Stiller served as Chairman and Chief Executive Officer of Canadian Medical Discoveries Fund. Dr. Stiller served as the Chief of the Multi-Organ Transplant Service at the University Hospital in London, Ontario from 1984 through 1996. He is a full professor of medicine at the University of Western Ontario. Dr. Stiller is the Chairman of the Ontario Research and Development Challenge Fund and serves as a director of Spectral Diagnostic, Residential Retirements REIT, and Vasogen Corporation. Dr. Stiller received an M.D. degree from the University of Saskatchewan.

Peter G. Tombros, M.S., M.B.A. Director since 1998 Age 63	Mr. Tombros has served as a director since 1998. Since 2005, Mr. Tombros has served as Professor and Executive in Residence in the Eberly College of Science BS/MBA Program at the Pennsylvania State University. Prior to that he was Chairman of the Board and Chief Executive Officer of VivoQuest, a private biopharmaceutical company. From 1994 until June of 2001, Mr. Tombros served as President, Chief Executive Officer and Director of Enzon Pharma, a publicly held biopharmaceutical company. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer Inc., a global healthcare company in a variety of senior management positions including Vice President of Marketing, Senior Vice President and General Manager of the Roerig Pharmaceuticals Division, Executive Vice President of Pfizer Pharmaceuticals Division, Director of Pfizer Pharmaceuticals Division, Vice President of Corporate Strategic Planning, and Vice President, Corporate Officer, Pfizer Inc. Mr. Tombros serves on the Board of Directors of Alpharma Inc., Cambrex, Dendrite International Inc., and Protalex, Inc. Mr. Tombros received B.S. and M.S. degrees from the Pennsylvania State University and an M.B.A. degree from the University of Pennsylvania Wharton Graduate School of Business.

Responsibilities of the Board

Our Board of Directors is responsible for monitoring our overall performance. Among other things, the Board, directly and through its committees, establishes corporate policies; oversees compliance and ethics; reviews the performance of the Chief Executive Officer and other executives; reviews and approves certain transactions; and reviews our long-term strategic plans.

In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board of Directors does not control the day-to-day management of NPS. Members of the Board keep informed about our business by participating in Board and Committee meetings, by reviewing analyses and reports and through discussions with the Chief Executive Officer and other officers.

The Board meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time as appropriate. Directors are responsible for attending Board meetings and meetings of committees on which they serve, and for devoting the time needed and meeting as frequently as necessary to discharge their responsibilities properly. During the fiscal year ended December 31, 2005, the Board of Directors held fourteen meetings. At certain meetings for limited periods of time and for limited considerations, the Board met as an Executive Committee where only the independent directors were present. Each Board member standing for re-election attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the period for which he or she was a director or a member of such committee. Directors are invited to attend the Annual Meeting of Stockholders. Ten members of the Board were present at the 2005 Annual Meeting of Stockholders.

Independence of the Board

The NASDAQ Stock Market listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our legal counsel to ensure that the Board’s determinations are consistent with all applicable laws, regulations and listing requirements regarding the definition of “independent,” including the applicable NASDAQ listing standards.

Consistent with these considerations, after a review of all relevant transactions or relationships between each director, or any of his or her family members, and NPS, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that all current Board members and nominees for election are “independent” within the meaning of the applicable NASDAQ listing standards, with the exception of (a) Dr. Jackson, our Chief Executive Officer, (b) Mr. Groninger, a brother-in-law to Dr. Jackson, and (c) Dr. Coles, our President and Chief Operating Officer.

Committees of the Board

The Board has elected to use Board committees in furtherance of the discharge of its duties and for the conduct of its work. All major decisions of such committees are reviewed and, where appropriate, ratified by the Board. In furtherance of its decision to employ committees and consistent with applicable laws, regulations and listing requirements, the Board has established three standing committees: Audit, Compensation, and Nominating and Corporate Governance. During the fiscal year ended December 31, 2005, the Nominating and Corporate Governance Committee was separated and operated as two separate committees. On February 2, 2006, the Board of Directors recombined the Nominating Committee and Corporate Governance Committee into one standing committee. Information regarding each committee is provided below.

Audit Committee

The Board has a separately-designated standing Audit Committee, the purpose of which includes: overseeing NPS’s accounting and financial reporting processes and audits of NPS’s financial statements; evaluating NPS’s system of internal controls; engaging and monitoring the independence and performance of NPS’s independent registered public accounting firm; providing an avenue of communication among the independent registered public accounting firm, management and the Board; and providing such additional information and materials the Audit Committee may deem necessary to make the Board aware of significant financial matters that require the Board’s attention. The Audit Committee also submits the Report of the Audit Committee set out on page 14. The Audit Committee met eight times during the fiscal year ended December 31, 2005.

The Audit Committee is presently composed of three directors, Ms. Selisker, Dr. Stiller, and Mr. Tombros. Mr. Bonney will, if elected at the annual meeting, be appointed to the Audit Committee to replace Dr. Stiller.

Our Board has determined that each member of the Audit Committee is independent within the meaning of the applicable NASDAQ listing standards. Our Board has also determined that Ms. Selisker qualifies as an Audit Committee Financial Expert as defined in the applicable Securities and Exchange Commission, or SEC, rules. Our Board also believes that the Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication. The Board has adopted a written charter for the Audit Committee and the charter is available on the corporate governance section of our web site at www.npsp.com.

Compensation Committee

The Compensation Committee’s functions include: establishing, reviewing, and overseeing salaries, incentive compensation, and other forms of compensation paid to officers and employees of NPS; administering NPS’s incentive compensation and benefit plans; and performing such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee reviews the performance of NPS’s officers, particularly the CEO, and submits the Report of the Compensation Committee set out on pages 37 to 39 of this proxy statement. The Compensation Committee met nine times during the fiscal year ended December 31, 2005.

The Compensation Committee is currently composed of three directors, Mr. Costa, Mr. Klein and Dr. Parks. In connection with Dr. Parks’s retirement from the Board on May 11, 2006, Dr. Stiller will, if elected at the annual meeting, be appointed to the Compensation Committee to replace Dr. Parks.

Our Board has determined that each member of the Compensation Committee is independent within the meaning of the applicable NASDAQ listing standards. In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are nonemployee directors as defined by Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934. The Board has adopted a written charter for the Compensation Committee and the charter is available on the corporate governance section of our web site at www.npsp.com.

Nominating and Corporate Governance Committee

During the fiscal year ended December 31, 2005, the Nominating and Corporate Governance Committee was separated and operated as two separate committees. Prior to its separation, the Nominating and Corporate Governance Committee met one time, and after its separation, the Nominating Committee met four times and the Corporate Governance Committee met five times during the fiscal year ended December 31, 2005. On February 2, 2006, the Board of Directors recombined the Nominating Committee and Corporate Governance Committee into one standing committee.

The Nominating and Corporate Governance Committee’s functions include: evaluating director performance on at least an annual basis; providing advice, information and materials relating to the nomination of directors; interviewing, nominating, and recommending individuals for membership on the Board and its committees; developing and overseeing the Board’s corporate governance principles and a code of conduct applicable to members of the Board, officers and employees of NPS; and monitoring the independence of the Board. The committee will, at least on an annual basis, consider the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the committee’s determination of the Board’s needs, and under the same criteria as set forth below. The committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of NPS of the names of such nominees, together with their qualifications for service as a director of NPS. Our bylaws set forth the procedures a stockholder must follow to nominate candidates for director. Certain elements of these procedures are described above in this proxy statement under the caption “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders.” The Nominating and Corporate Governance Committee does not distinguish between nominees suggested by stockholders and other nominees. To date, the committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our voting stock.

In evaluating the suitability of candidates for Board membership, the committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual’s personal qualities and characteristics, accomplishments and reputation in the business community; the potential candidate’s current knowledge and contacts in the communities in which NPS does business and in NPS’s industry or other industries relevant to NPS’s business; the individual’s ability and willingness to commit adequate time to Board and committee matters; the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective and responsive to the needs of NPS; and the need for the Board to have a diversity of viewpoints, background, experience and other factors. The committee has not established any specific minimum qualification standards for nominees to the Board. The Nominating and Corporate Governance Committee has engaged Russell Reynolds and Associates to assist it in identifying and evaluating potential candidates for Board membership.

The Nominating and Corporate Governance Committee is currently composed of three directors, Dr. Kuhla, Dr. Evans and Mr. Bonney. In connection with Mr. Evans retirement from the Board on May 11, 2006, Mr. Klein will, if elected at the annual meeting, be appointed to the Nominating and Corporate Governance Committee to replace Mr. Evans.

Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the applicable NASDAQ listing standards. The Board has adopted a written charter for the Nominating and Corporate Governance Committee and the charter is available on the corporate governance section of our web site at www.npsp.com.

Code of Ethics

We have adopted a corporate Code of Business Conduct and Ethics that applies to all of our directors, officers (including our chief executive officer and chief financial and accounting officers), employees and agents. We require that all of our directors, officers, employees and agents certify on an annual basis that they are in compliance with the code. A copy of the Code of Business Conduct and Ethics is available on the corporate governance section of our web site at www.npsp.com.

Nonemployee Director Stock Ownership Guidelines

We have adopted stock ownership guidelines for nonemployee directors of NPS to better align the interests of nonemployee directors with the interests of NPS’s stockholders. Under the stock ownership guidelines, each nonemployee director is required to hold a minimum of 25,000 shares of common stock or deferred stock units of NPS. Each nonemployee director will have three years from the effective date of the guidelines, March 28, 2005, or the date they join the NPS Board in which to acquire a sufficient number of shares or units so as to be in compliance with the guidelines. If a nonemployee director is found not in compliance with the guidelines after three years of service to the Board, then such director shall not be permitted to take any board compensation in cash until such time as the director is in compliance with the stock ownership guidelines.

Communication from Stockholders

Written communications to the Board may be submitted by electronic mail at BoD@npsp.com, by accessing NPS’s web site at www.npsp.com and clicking on the “Contact” link at the top of the page, or by writing to the General Counsel at NPS. Under procedures approved by a majority of the independent directors, the General Counsel will review such communications and will forward them to the Board if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, the General Counsel will forward communications to the Board if they are relevant to NPS’s governance, ethics and policies. At each Board meeting, the General Counsel presents a summary of all communications received since the last meeting that were not forwarded to the Board and makes those communications available to the Directors upon request.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that the selection of KPMG as our independent registered public accounting firm be submitted for ratification by the stockholders at the annual meeting. KPMG has audited NPS’s financial statements since NPS’s inception in 1986. Representatives of KPMG are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

For the last two fiscal years, NPS was billed fees in the following amounts for services by KPMG:

	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Audit fees	$392,000	$729,000
Audit-related fees	$14,000	$32,000
Tax fees	$380,000	$204,000
All other fees	$—	—

Audit fees consist of KPMG’s fees for services related to their audits of NPS’s annual financial statements and NPS’s internal controls over financial reporting, including management’s assessment, their review of financial statements included in NPS’s quarterly reports on SEC Form 10-Q, their review of SEC filed registration statements and issuance of consents, and comfort letters. Audit-related fees consist primarily of fees rendered for services in connection with employee benefit plan audits, due diligence of potential merger and acquisition transactions and consultation regarding financial accounting and reporting standards. Tax fees consist of fees rendered for services on tax compliance matters, including tax return preparation, claims for refund and assistance with tax audits of previously filed tax returns, tax consulting and advisory services consisting primarily of tax advice rendered by KPMG in connection with the formulation of NPS’s tax strategy and assistance in minimizing custom, duty and import taxes. Audit fees related to the annual financial statements were $260,000 and $413,000, respectively, for the years ended December 31, 2005 and 2004. The decrease between years was primarily the result of efficiencies gained by KPMG in the performance of their audits on NPS’s internal controls over financial reporting, including management’s assessment. Additionally, for the year ended December 31, 2005 and 2004, audit fees included $101,000 and $31,000, respectively, related to the review of SEC filed registration statements and the issuance of consents and a comfort letter. Tax compliance and preparation fees were $79,000 and $43,000 respectively, for the years ended December 31, 2005 and 2004. Tax consulting and advisory services were $301,000 and $161,000, respectively, for the years ended December 31, 2005 and 2004.

All audit, audit-related, tax, and any other services performed for NPS by its independent registered public accounting firm are subject to pre-approval by the Audit Committee of our Board of Directors and were pre-approved by the Audit Committee prior to such services being rendered. The Audit Committee determined that the services provided by and fees paid to KPMG were compatible with maintaining the independent registered public accounting firm’s independence.

Stockholder ratification of the selection of KPMG as NPS’s independent registered public accounting firm is not required by NPS’s Bylaws or otherwise. However, the Audit Committee is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of NPS and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

AUDIT COMMITTEE REPORT (1)

The Audit Committee of the Board of Directors has reviewed and discussed with management NPS’s audited consolidated financial statements as of and for the year ended December 31, 2005.

The Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received, reviewed, and discussed with KPMG the written disclosures and the letter from them required by Independence Standards Board Statement No. 1 and discussed with KPMG their independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that NPS’s audited financial statements be included in NPS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and amendments thereto.

The Audit Committee

Rachel Selisker, Chairman

Calvin R. Stiller

Peter G. Tombros

(1)	This Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be “filed” with the Securities and Exchange Commission or deemed to be incorporated by reference in previous or future documents filed by NPS with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent NPS specifically incorporates this Report by reference in any such document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of NPS common stock as of March 3, 2006, by: (a) all those known by NPS to be beneficial owners of more than five percent of NPS’s common stock; (b) each current director and nominee for director; (c) each of the executive officers named in the Summary Compensation Table; and (d) all executive officers and directors of NPS as a group.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total (1)
(unless otherwise noted)
OrbiMed Advisors LLC (2)	5,934,900	12.88%
767 Third Avenue, 30th Floor
New York, NY 10017

Wellington Management (3)	5,111,445	11.09%
75 State Street
Boston, MA 02109

T. Rowe Price Associates, Inc. (4)	3,541,886	7.68%
100 East Pratt Street
Baltimore, MD 21202

Hunter Jackson (5)	501,951	1.08%
Edward F. Nemeth (6)	268,830	*
Thomas N. Parks (6)	264,714	*
John R. Evans (6)	127,536	*
G. Thomas Heath (6)	90,316	*
Donald E. Kuhla (6)	85,476	*
Joseph Klein, III (6)	71,861	*
Peter G. Tombros (6)	67,040	*
Gerard J. Michel (6)	65,569	*
Calvin R. Stiller (7)	56,127	*
Alan M. Rauch (6)	45,146	*
Santo J. Costa (6)	39,234	*
James G. Groninger (8)	30,246	*
Michael W. Bonney	19,942	*
Rachel R. Selisker	17,314	*
N. Anthony Coles	—	*
All directors and executive officers as a group (9)	1,996,869	4.23%

*	Means less than 1%.

The above table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the Commission. Beneficial ownership is determined in accordance with SEC rules and generally includes shares over which a person has voting or investment power.

Except as set forth herein, the address of the persons set forth above is the address of NPS appearing elsewhere in this Annual Report.

(1)	The number of shares of common stock issued and outstanding on March 3, 2006, was 46,091,589 shares. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of common stock issued and outstanding at March 3, 2006, plus shares of common stock subject to options held by such person at March 3, 2006, and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below.

(2)	Includes 1,409,900 shares held by OrbiMed Capital, LLC, an affiliate of Orbimed Advisors, LLC (“OrbiMed”). All securities listed under OrbiMed are owned by various individual and institutional investors, for whom OrbiMed serves as investment adviser with shared power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, OrbiMed is deemed to be a beneficial owner of such securities.
(3)	These securities are owned by various individual and institutional investors, for whom Wellington Management Company, LLP (“Wellington”) serves as investment adviser with shared power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Wellington is deemed to be a beneficial owner of such securities.
(4)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)	Includes 21,526 shares held in trusts and 32 shares held by Dr. Jackson’s children, of which he disclaims beneficial ownership. Also includes 378,900 shares subject to options exercisable within 60 days of March 3, 2006.
(6)	These figures include shares subject to options exercisable within 60 days of March 3, 2006 as follows: 187,555 shares for Mr. Nemeth; 10,320 shares for Dr. Parks; 33,177 shares for Dr. Evans; 86,073 shares for Mr. Heath; 25,320 shares for Dr. Kuhla; 14,320 shares for Mr. Klein; 31,320 shares for Mr. Tombros; 65,569 shares for Mr. Michel; 42,625 shares for Dr. Rauch; 19,320 shares for Mr. Costa; and 10,320 shares for Mr. Groninger.
(7)	Includes 23,854 shares and 29,616 shares subject to options exercisable within 60 days of March 3, 2006, held in trust for Medical Discovery Management Corporation, of which Dr. Stiller disclaims beneficial ownership.
(8)	Includes 3,350 shares held by Mr. Groninger’s spouse, of which he disclaims beneficial ownership. Also includes 10,320 shares subject to options exercisable within 60 days of March 3, 2006.
(9)	Includes twenty-two people. An aggregate of 1,117,422 shares are subject to options held by such twenty people and exercisable within 60 days of March 3, 2006.

Rule 10b5-1 Plans

We have adopted a policy and implemented procedures allowing directors, officers and employees to effect sales of NPS’s securities under SEC Rule 10b5-1. Under this rule, directors and officers may adopt a prearranged contract, instructions, or written plan arranging for the sale of Company securities on specified conditions. Prearranged plans have already been implemented and additional such plans may be adopted from time to time.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires NPS’s directors and executive officers, and persons who own more than 10% of NPS’s common stock, to file with the Commission reports of ownership and changes in ownership of NPS common stock. Officers, directors, and greater than 10% stockholders are required by the Commission to furnish NPS with copies of all Section 16(a) forms they file.

To NPS’s knowledge, based solely on a review of the copies of such reports furnished to NPS or written representations that no other reports were required, during the fiscal year ended December 31, 2005, NPS believes that all of these filing requirements were satisfied by its directors, officers and 10% holders, except that due to complications with respect to obtaining current SEC filing codes, NPS was one day late in filing a Form 4 required by Section 16(a) of the Exchange Act for the equity awards granted to Dr. Coles on November 2, 2005.

DIRECTOR COMPENSATION

Compensation of Directors

Nonemployee directors of NPS are compensated for their services as directors through the payment of annual retainer fees, meeting fees and non-retainer equity awards granted under the Company’s 2005 Omnibus Incentive Plan.

•	Annual retainer and meeting fees are paid in cash. However, a nonemployee director may elect to receive either 50% or 100% of his or her retainer fees and meeting fees, that are otherwise payable in cash, in equity awards of deferred stock units. If the nonemployee director is not in compliance with NPS’ Nonemployee Director Stock Ownership Guidelines, then 100% of the retainer fees and meeting fees will be paid in deferred stock units until such time as the nonemployee director is in compliance.

•	Annual nonretainer equity compensation is payable in deferred stock units only. The Board has established an annualized equity award target value of $125,000 per director per year. This sum is paid in four (4) equal quarterly installments. Deferred stock units will be distributed to directors no earlier than: (a) a director’s separation from service, (b) a director’s disability; (c) a director’s death; or (d) the sale of substantially all the assets of NPS.

•	The Company also reimburses outside directors for out-of-pocket expenses incurred in connection with attendance at Board and Committee meetings.

A detailed presentation of the fees a nonemployee director may earn for service on the board follows:

Type of Fee	Amount
Annual Retainer	$19,000
Lead Director Additional Annual Retainer	$10,000
Committee Chair Additional Annual Retainer	$10,000
Board Meeting (attended in person)	$1,500
Board Meeting (per meeting, attended telephonically)	$750
Audit Committee Meeting (per meeting, attended in person)	$2,000
Audit Committee Meeting (per meeting, attended telephonically)	$1,000
Committee Meeting in Person (non-audit, per meeting)	$1,000
Committee Meeting (non-audit, per meeting, attended telephonically)	$500
Non-Retainer Annual Equity Award Value	$125,000

The annual retainers are paid following NPS’s Annual Meeting of Stockholders, customarily held in May of each year. Meeting fees earned during the calendar quarter are payable in lump sum in the immediately proceeding calendar quarter.

For services rendered in 2005, the nonemployee directors received the following remuneration: Michael Bonney received 13,535 DSUs and no cash; Santo J. Costa received 12,324 DSUs and $22,000 in cash; John Evans received 10,546 DSUs and $46,750 in cash; James Groninger received 11,920 DSUs and $16,875 in cash; Joseph Klein received 13,500 DSUs and no cash; Donald Kuhla received 14,415 DSUs and no cash; Thomas Parks received 13,098 DSUs and no cash; Rachel Selisker received 14,557 DSUs and no cash; Calvin Stiller received 13,454 DSUs and no cash; and Peter Tombros received 13,513 DSUs and no cash.

2005 Omnibus Incentive Plan

In 2005 the Board adopted, and the stockholders subsequently approved, the 2005 Omnibus Incentive Plan. Nonemployee directors receive grants of nonretainer equity awards in the form of deferred stock units under this plan. A more detailed summary of the 2005 Omnibus Incentive Plan is provided under the caption “Executive Compensation” below.

1994 Nonemployee Directors’ Stock Option Plan

In January 1994, the Board adopted, and the stockholders subsequently approved, the 1994 Nonemployee Directors’ Stock Option Plan (Directors’ Plan). The Directors’ Plan expired on January 6, 2004 and no additional options may be granted under the Directors’ Plan.

A total of 360,000 shares of common stock were available for grant under the Directors’ Plan. Only nonemployee directors of NPS were eligible to receive options. Options granted under the Directors’ Plan were automatic and non-discretionary. Pursuant to the terms of the Directors’ Plan, each person who was elected for the first time to be an outside director of NPS and who was not otherwise employed by NPS or an affiliate of NPS (a “Nonemployee Director”) was automatically granted an option to purchase 15,000 shares of common stock (subject to adjustment as provided in the Directors’ Plan) upon the date of his or her election to the Board. Additionally, for each year that a nonemployee director had been a nonemployee director for at least three months, such nonemployee director was automatically granted an option to purchase 3,000 shares of common stock.

No option granted under the Directors’ Plan may be exercised after the expiration of ten years from the date such option was granted. Options granted under the Directors’ Plan vest at a rate of 28% of the shares subject to the option one year after date of grant and 3% of the remaining shares become exercisable each month thereafter, so long as the optionee has, during the entire period prior to such vesting date, continuously served as a nonemployee director or in other continuous affiliation as provided under the Directors’ Plan. If the optionee’s service as a nonemployee director terminates for any reason other than death, the option will remain exercisable for twelve months after the date of termination of such directorship or later if other affiliations with NPS continue thereafter, or until the option’s expiration date, if earlier. If the optionee dies, the option will remain exercisable for eighteen months following the date of death or until the expiration date of the option, whichever is earlier. In the event of a change in control transaction in which NPS is not the surviving corporation, or in which more than 50% of the shares of NPS’s common stock entitled to vote are exchanged, the time during which options outstanding under the Directors’ Plan vest shall be accelerated. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of the common stock on the date of grant. Options granted under the Directors’ Plan are generally non-transferable.

As of December 31, 2005, options to purchase a total of 111,470 shares of common stock had been exercised under the Directors’ Plan at a weighted average exercise price of $6.84 per share. As of that date, options to purchase 183,100 shares of common stock with exercise prices from $5.50 to $29.53 per share and a weighted average exercise price per share of $16.10 were outstanding.

Nonemployee Directors’ Stock Bonus Program

In December 1994, the Board adopted the Nonemployee Directors’ Stock Bonus Program under the 1994 Equity Incentive Plan (Stock Bonus Program). The Stock Bonus Program expired on January 6, 2004 and no additional shares of common stock may be granted under the Stock Bonus Program.

Under the Stock Bonus Program, nonemployee directors were eligible to receive grants of shares of common stock for attendance at Board and Committee meetings. The Stock Bonus Program provided each Nonemployee Director of NPS with a non-discretionary award of 200 shares of common stock for each Board meeting attended, and, through December 31, 2000, 200 shares of common stock per year for serving on a Board Committee. Beginning in January 2001, this same formula remained in effect except that each nonemployee director received 200 shares of common stock for each committee meeting attended in person and 100 shares of common stock for each committee meeting attended by telephone, and no shares for membership on a committee. Stock awards under the Stock Bonus Program were usually made during the first quarter of each year for Board activities during the previous year.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

The following table shows for the fiscal years ended December 31, 2005, 2004 and 2003, certain compensation awarded, paid to, or earned by, NPS’s Chief Executive Officer and its other four most highly compensated executive officers (the “Named Executive Officers”) and its President and Chief Operating Officer:

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)		Other Compensation($)		Restricted Stock Awards($) (1)		Securities underlying Options & SARs(#)	All Other Compensation($)
Hunter Jackson (2)	2005	477,000	236,711		4,136	(3)	—		90,000	6,300	(4)
Chief Executive Officer	2004	464,688	—		3,130	(3)	125,200	(5)	—	6,150	(4)
and Chairman of the Board	2003	397,065	—		1,412	(3)	—		60,000	6,000	(4)

Edward F. Nemeth	2005	319,605	95,552		—		—		23,700	—
Vice President and	2004	289,650	—		57,110	(6)	—		20,000	—
Chief Scientific Officer	2003	243,968	—		20,775	(6)	—		20,000	—

Alan M. Rauch (2)	2005	297,500	89,250		—		—		35,500	6,300	(4)
Senior Vice President,	2004	297,000	—		—		—		25,000	6,150	(4)
Clinical Research and	2003	27,500	25,000		—		—		40,000	—
Medical Affairs and Chief Medical Officer

Gerard J. Michel	2005	291,500	102,025		—		—		35,500	6,300	(4)
Chief Financial Officer and	2004	285,577	—		—		—		25,000	6,150	(4)
Vice President, Corporate	2003	257,165	—		—		—		25,000	6,000	(4)
Development

G. Thomas Heath (2)	2005	274,000	82,200		1,818	(3)	—		33,100	6,300	(4)
Senior Vice President,	2004	273,041	—		2,273	(3)	—		25,000	5,473	(4)
Marketing and Sales	2003	253,042	—		—		—		25,000	5,061	(4)

N. Anthony Coles (7)	2005	67,500	200,000	(8)	17,308	(9)	1,800,000	(10)	300,000	—
President and Chief Operating Officer

(1)	As of December 31, 2005, the number and value of the aggregate restricted stock holdings of our Named Executive Officers and our President and Chief Operating Officer were $184,000 and $2,178,560 respectively. Holders of restricted stock are eligible to receive dividends to the extent that we declare dividends on our capital stock. Holders of restricted stock units are not eligible to receive dividends. We have never declared or paid cash dividends on our capital stock. We intend to retain any future earnings to finance growth and development and therefore do not anticipate paying cash dividends in the foreseeable future.
(2)	It is anticipated that on or before the annual meeting date, Dr. Jackson, Dr. Rauch and Mr. Heath will no longer be executive officers of NPS.
(3)	Long-term disability insurance premium.
(4)	401(k) Company match.
(5)	On January 5, 2004, Dr. Jackson received a restricted stock grant of 4,000 shares of common stock. The dollar value of this grant (referenced above) is based on the closing price of our common stock on January 5, 2004. The shares underlying Dr. Jackson’s restricted stock grant vest in three (3) equal portions on January 5th of each year, beginning in 2005.

(6)	Tax equalization payments for named officer in Canada.
(7)	Dr. N. Anthony Coles joined NPS as President and Chief Operating Officer in November 2005.
(8)	Dr. Coles $200,000 bonus consists of a one-time sign-on bonus that was paid in November 2005.
(9)	Relocation allowance granted to Dr. Coles.
(10)	On November 2, 2005, Dr. Coles received a grant of 180,000 restricted stock units or RSUs. The dollar value of this grant is based on the closing price of our common stock on November 2, 2005. The RSUs vest as follows: (a) 45,000 RSUs on the second year anniversary of hire; (b) 90,000 RSUs on the fourth year anniversary of hire; and (c) 45,000 RSUs on the fifth year anniversary of hire.

2005 Omnibus Incentive Plan

Summary

In March 2005, the Board adopted the 2005 Omnibus Incentive Plan, or 2005 Omnibus Plan, which was subsequently approved by the stockholders on May 12, 2005. There were a total of 2,700,000 shares initially authorized for issuance under the 2005 Omnibus Plan. As of December 31, 2005, no options have been exercised, and total awards and options to purchase 631,962 shares of common stock were outstanding with option exercise prices of $10.00 per share. As of December 31, 2005, 2,068,038 shares remain available for future option grants under the 2005 Omnibus Plan.

Purpose

The 2005 Omnibus Plan was adopted to provide a means by which employees (including officers), directors, and consultants to NPS and its subsidiaries and affiliates may be given the opportunity to benefit from increases in value of NPS’s stock; to retain the services of present employees, directors and consultants; to secure and retain the services of new employees, directors and consultants; and to provide incentives for employees, directors and consultants to exert maximum efforts for the success of NPS and thereby promote the long-term interests of NPS, including growth in the value of NPS’s equity and enhancement of long-term stockholder value.

Administration

The 2005 Omnibus Plan is administered by the Board of Directors of NPS. The Board has full power and authority to interpret and construe the provisions of the 2005 Omnibus Plan and, subject to the provisions of the Plan, to determine the persons to whom awards will be granted, the type of awards to be granted, the dates on which awards will be granted, the type, amount, and form of consideration in connection with awards to be granted, and the other terms and conditions of each award granted under the Plan.

The Board may delegate administration of the 2005 Omnibus Plan to a committee of not fewer than two members, all of whom are nonemployee directors. In order to maximize NPS’s ability to recognize a business expense deduction under Section 162(m) of the Internal Revenue Code in connection with compensation recognized by “covered employees” (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors who serve as members of the Committee responsible for administering the 2005 Omnibus Plan with respect to these covered employees must be “outside directors.” The Board has delegated administration of the 2005 Omnibus Plan to the Compensation Committee, which currently consists of three outside, nonemployee directors as described below.

Eligibility

Employees, officers, directors and consultants of NPS and its subsidiaries and affiliates are eligible to receive awards under the 2005 Omnibus Plan. The Board has full power and authority to determine the persons to whom awards will be granted. As of the date of this Proxy Statement, approximately 388 employees and 10 nonemployee directors were eligible to be selected by the Board to receive awards under the 2005 Omnibus Plan.

Shares Available for Awards

The aggregate number of shares of our common stock available for grants to participants under the 2005 Omnibus Plan is 2,700,000 shares. Certain awards under the Plan are subject to limitations as follows:

•	The maximum aggregate number of shares subject to options and stock appreciation rights granted in any one fiscal year to any one participant is 150,000, in each case, plus the amount of the participant’s unused award limit (in each case) from the previous fiscal year.

•	The maximum aggregate number of shares with respect to awards of restricted stock/units and performance shares/units in any one fiscal year to any one participant is 80,000, in each case, plus the amount of the participant’s unused award limit (in each case) from the previous fiscal year.

•	The maximum aggregate amount awarded with respect to cash-based awards and other stock-based awards in any one fiscal year to any one participant may not exceed $1,000,000 with respect to cash-based awards and 80,000 shares with respect to other stock-based awards, plus the amount of the participant’s unused award limits (in each case) from the previous fiscal year.

The Board may adjust the number of shares and share limits described above in the case of a stock dividend, stock split (or other distribution), merger, consolidation (or other similar corporate transaction or event), in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2005 Omnibus Plan. Any shares of our common stock related to an award which (1) terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, (2) is settled in cash instead of shares, or (3) does not involve shares will be available for future grants under the 2005 Omnibus Plan.

Types of Awards

The 2005 Omnibus Plans permits grants of stock options (including both incentive and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock and restricted stock units, stock units, performance shares and performance units, cash-based awards, other stock-based awards or dividend equivalents. Awards may be granted alone, in addition to, in combination with, or in substitution for any other award granted under the 2005 Omnibus Plan or any other compensation plan.

Stock Options.    The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Board in an individual award agreement with the participant. Options may be granted as incentive stock options (“ISO”) or non-qualified stock options (“NQSO”); provided, however, that only employees of NPS and its subsidiaries may receive a grant of an ISO. The option exercise price may be payable in cash, by tendering previously acquired shares of NPS’s common stock (with a fair market value on the exercise date equal to the exercise price), or by any other method approved by the Board. The exercise price of options under the Plan must be at least equal to 100% of the fair market value of NPS’s common stock as determined on the grant date (110% of the fair market value in the case of an ISO if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock). The maximum term of an option under the 2005 Omnibus Plan is ten years (five years if the grant is an ISO to an employee who owns more than 10% of the total combined voting power of all classes of our capital stock).

Stock Appreciation Rights.    The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares of NPS’s common stock over the grant price of the SAR. The grant price for a SAR must be at least equal to 100% of the fair market value of NPS’s common stock as determined on the grant date. The SAR exercise price may be in cash, shares of NPS’s common stock (with a fair market value on the exercise date equal to the exercise price) or by any other method approved by the Board. SARs become exercisable at such times and are subject to such conditions as determined by the Board in an individual award agreement with the participant. The maximum term of a SAR under the 2005 Omnibus Plan is ten years.

Restricted Stock and Restricted Stock Units.    The holder of restricted stock will own shares of NPS’s common stock subject to restrictions (including restrictions on vesting and/or transferability) imposed by the Board for a specified time period as set out in the terms of an individual award agreement with the participant. Shares of restricted stock become freely transferable after all restrictions applicable to the shares have lapsed or been satisfied. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Board, if any, to receive shares of NPS’s common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Board.

Performance Awards.    The Board may grant performance awards as either performance shares or performance units. Performance awards give participants the right to receive payments in cash or common stock upon the achievement of certain performance goals established by the Board for a specified performance period. Each performance unit will have an initial value that is established by the Board as of the grant date. Each performance share will have an initial value equal to 100% of the fair market value of a share of our common stock as of the grant date. Performance goals are based on one or more of the following business criteria:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures;

•	Cash flow;

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including growth measures and total shareholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share;

•	Customer satisfaction;

•	Working capital targets;

•	Economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); and

•	Product development.

Cash-Based Awards.    The Board may grant cash-based awards to participants in such amounts and upon such terms as the Board may determine under the 2005 Omnibus Plan. Each cash-based award will specify a payment amount or payment range and may, upon designation by the Board, be paid out to a participant only to the extent that the foregoing performance goals are met.

Other Stock-Based Awards.    The Board may grant other types of equity-based or related awards under the 2005 Omnibus Plan (including grants of unrestricted shares) in such amounts and subject to such terms and conditions, including the achievement of the foregoing performance goals, as the Board may determine. Such awards may involve the transfer of actual shares to participants or payment in cash or otherwise of amounts based on the value of our common stock.

Dividend Equivalents.    The Board may grant dividend equivalents based on any dividends declared by NPS on shares of its common stock that are subject to any award under the 2005 Omnibus Plan. Such dividend equivalents may be converted to cash or additional shares for the participant as determined by the Board. Dividend equivalents may be subject to other terms and conditions as determined by the Board.

Duration

Unless terminated or discontinued by the Board, the 2005 Omnibus Plan will expire on May 12, 2015. No awards may be made after that date. However, awards granted prior to the expiration of the 2005 Omnibus Plan will remain outstanding in accordance with their applicable terms and conditions.

Termination and Amendment

The Board may amend, alter, or discontinue the 2005 Omnibus Plan at any time, although no amendment, alteration or termination of the plan may, in a material way, adversely affect any award previously granted without the written consent of the participant holding the award. Additionally, no material amendment of the 2005 Omnibus Plan may be made without stockholder approval if stockholder approval is required by law, regulation or stock exchange rule.

Prohibition on Repricing Awards

Without the approval of our stockholders, no stock option or SAR issued under the 2005 Omnibus Plan may be amended to reduce the exercise or grant price, and no stock option or SAR may be canceled or replaced with an option or SAR having a lower exercise or grant price, except in connection with a stock dividend, stock split (or other distribution), merger, consolidation (or similar corporate transaction or event), in order to prevent a dilution or enlargement of the benefits, or potential benefits, intended to be provided under the 2005 Omnibus Plan.

Effect of Certain Corporate Transactions

The 2005 Omnibus Plan provides that, in the event of a specified type of merger or other corporate reorganization, the time during which awards outstanding under the plan become vested shall be accelerated and all outstanding awards shall become immediately exercisable upon such event. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of NPS.

Transferability of Awards

Unless otherwise provided by the Board, awards under the 2005 Omnibus Plan are not transferable other than as designated by a participant by will or by the laws of descent and distribution.

Termination of Participant’s Employment/ Services

The Board determines, in its sole discretion through an individual award agreement with the participant, the extent to which a participant shall have the right to retain any award under the 2005 Omnibus Plan following the termination of the participant’s employment with or provision of services to NPS.

Federal Income Tax Consequences

Grant of Options and SARs.    The grant of a stock option or SAR is not expected to result in any taxable income for the recipient.

Exercise of Options and SARs.    Upon exercising a NQSO, the optionee will recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we will generally be entitled at that time to an income tax deduction for the same amount. The holder of an ISO generally will have no taxable income upon exercising the option (except that an alternative minimum tax liability may arise), and we will not be entitled to an income tax deduction. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and are generally deductible by us.

Disposition of Shares Acquired Upon Exercise of Options and SARs.    The tax consequence upon a disposition of shares acquired through the exercise of an option or SAR will depend on how long the shares have been held and whether the shares were acquired by exercising an ISO, NQSO or SAR. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under an option or SAR, except that we may be entitled to an income tax deduction in the case of the disposition of shares acquired under an ISO before the applicable ISO holding periods set forth in the Internal Revenue Code have been satisfied.

Awards Other than Options and SARs.    As to other awards granted under the 2005 Omnibus Plan that are payable either in cash or shares of our common stock that are either transferable or not subject to substantial risk of forfeiture, the holder of the award will recognize ordinary income equal to (a) the amount of cash received or, as applicable, (b) the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

As to an award that is payable in shares of our common stock that are restricted from transfer and subject to substantial risk of forfeiture, unless a special election is made by the holder of the award under Section 83 of the Internal Revenue Code, the holder will recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount (if any) paid for the shares by the holder of the award. We will generally be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction.    Subject to the usual rules concerning reasonable compensation, and assuming that, as expected, performance awards paid under the 2005 Omnibus Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, we will generally be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2005 Omnibus Plan.

Delivery of Shares for Tax Obligation.    Under the 2005 Omnibus Plan, the Board may permit participants receiving or exercising awards, subject to the discretion of the Board and upon such terms and conditions as it may impose, to deliver shares of our common stock (either shares received upon the receipt or exercise of the award or shares previously owned by the holder of the option) to us to satisfy federal and state income tax obligations.

1998 Stock Option Plan

Summary

On March 3, 1998, the Board adopted the 1998 Stock Option Plan, which was subsequently approved by the stockholders on May 20, 1998. There were a total of 1,000,000 shares initially authorized for issuance under the 1998 Plan. Pursuant to Board and stockholder approval, this amount was increased to 3,000,000 shares in June 2000, to 4,900,000 shares in May 2002, and to 6,500,000 in August 2003.

As of December 31, 2005, options to purchase a total of 1,225,497 shares of common stock had been exercised for cash and services under the 1998 Plan at a weighted average exercise price of $8.41 per share. As of December 31, 2005, options to purchase 5,136,936 shares of common stock were outstanding with exercise prices ranging from $4.50 to $56.31 per share, with a weighted average exercise price per share of $20.21. As of December 31, 2005, 551,748 shares remain available for future option grants under the 1998 Plan.

Purpose

The 1998 Plan was adopted to provide a means by which employees (including officers), directors, and consultants to NPS and its affiliates may be given an opportunity to benefit from increases in the value of the stock of NPS, to secure and retain the services of persons holding or capable of filling such positions, and to provide incentives for such persons to exert maximum efforts on behalf of NPS and thereby promote the long-term interest of NPS, including the growth in value of NPS’s equity and enhancement of long-term stockholder value.

Administration

The 1998 Plan is administered by the Board. The Board has the power to construe and interpret the 1998 Plan and, subject to the provisions of the 1998 Plan, to determine the persons to whom and the dates on which options will be granted, what type of option will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration, and other terms of the option. The Board is authorized to delegate administration of the 1998 Plan to a committee or committees composed of one or more members of the Board, and has delegated such administration to the Compensation Committee (the “Committee”). The Committee has the powers to administer the 1998 Plan subject to such limitations as the Board provides. As used herein with respect to the 1998 Plan, where appropriate, the term “Board” refers to the Compensation Committee.

In order to maximize NPS’s ability to recognize a business expense deduction under Section 162(m) of the Code in connection with compensation recognized by “covered employees” (defined in Section 162(m) as the chief executive officer and other four most highly compensated officers), the regulations under Section 162(m) require that the directors who serve as members of the Committee responsible for administering the 1998 Plan with respect to these covered employees must be “outside directors.” The 1998 Plan provides that in the discretion of the Board, a committee may consist solely of two or more “outside directors,” in accordance with Code Section 162(m), or solely of two or more “nonemployee directors,” in accordance with Rule 16b-3. The Committee composition as described above currently consists of three outside, nonemployee directors.

Eligibility

Employees, officers, directors, and consultants of NPS and its affiliates are eligible to receive stock option grants under the 1998 Plan. As of the record date, approximately 388 employees and 10 directors were eligible for awards under the 1998 Plan.

In order to ensure that NPS will be able to deduct for tax purposes the compensation attributable to the exercise of options granted under the 1998 Plan, NPS has included in the 1998 Plan a provision limiting the maximum number of shares of Common Stock that may be covered by stock options issued under the 1998 Plan to one individual for any consecutive three calendar years to 750,000.

Stock Subject to the Plan

The maximum number of shares of Common Stock that may be issued pursuant to options granted under the 1998 Plan is 6,500,000 shares. To the extent any shares of stock covered by a grant are not delivered to an optionee because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 1998 Plan. If the exercise price of any option granted under the 1998 Plan is satisfied by tendering shares of stock of NPS, only the number of shares of stock issued net of the shares of stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of stock available for delivery under the 1998 Plan. Shares of stock delivered under the 1998 Plan in settlement, assumption, or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of stock available for delivery under the 1998 Plan, to the extent that such settlement, assumption, or substitution is a result of NPS or an affiliate acquiring another entity (or an interest in another entity).

Terms of the Options

The following is a description of the permissible terms of options under the 1998 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price, Payment.    The exercise price of option grants under the 1998 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases with respect to ISOs (see “Eligibility” above) may not be less than 110% of such fair market value.

Exercise Price, No Repricing.    Except for certain adjustments due to corporate transactions (see “Adjustment Provisions” and “Effect of Certain Corporate Events” below), the exercise price for any stock option grant under the 1998 Plan may not be decreased after the grant of such stock option, and a stock option may not be surrendered as consideration in exchange for the grant of a new stock option with a lower exercise price.

Option Exercise.    Options granted under the 1998 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board. The Board has the power to accelerate the time during which an option may be exercised, and options granted may contain provisions for accelerated vesting upon specified events or conditions. In addition, options granted under the 1998 Plan may permit exercise prior to vesting, but in such event, the optionee may be required to enter into an early exercise stock purchase agreement that allows NPS to repurchase shares not yet vested at their exercise price should the optionee leave the employ of NPS before vesting. To date, options granted under the 1998 Plan generally become exercisable at the rate of 28% of the shares subject to the option vest at the end of the first year and 2% of the shares vest monthly thereafter.

Term.    The maximum term of ISOs and NSOs under the 1998 Plan is ten years, except that in certain cases (see “Eligibility”) the maximum term of ISOs is five years. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship.

Adjustment Provisions.    If there is any change in the Common Stock subject to the 1998 Plan or subject to any award granted under the 1998 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1998 Plan and awards outstanding thereunder will be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during any calendar year, and the type of security, number of shares and price per share of stock subject to such outstanding awards in order to preserve (or prevent enlargement of) the benefits or potential benefits intended at the time of the grant.

Effect of Certain Corporate Transactions.    The 1998 Plan provides that, in the event of a specified type of merger or other corporate reorganization, the time during which options outstanding under the Plan become vested shall be accelerated and all outstanding Options shall become immediately exercisable upon such event. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of NPS.

Duration, Amendment, and Termination.    The Board may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time or from time to time. The Board may also amend the 1998 Plan at any time or from time to time. However, no such amendment will be effective unless necessary in order for the 1998 Plan to satisfy or continue to satisfy Sections 422 and/or 162(m) of the Code, if applicable, Rule 16b-3, and/or Nasdaq or other securities exchange listing requirements, or if such amendment would increase the number of shares issuable under the 1998 Plan or decrease the minimum stock option exercise price set forth in the 1998 Plan or permit repricing outstanding options. The Board may submit any other amendment to the 1998 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Restriction on Transfer.    Except as otherwise provided by the Board, awards under the 1998 Plan are not transferable other than as designated by the participant by will or by the laws of descent and distribution. In general, ISOs may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by the optionee. NSOs may not be transferred except when transfer to a family member or related trust or partnership is authorized by express provision of the option grant agreement, by will or by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16b-3 and, during the lifetime of the optionee, may be exercised only by the optionee, a valid family member, or a transferee pursuant to a domestic relations order.

1994 Equity Incentive Plan

In January 1994, the Board adopted the 1994 Equity Incentive Plan (1994 Plan), which was subsequently approved by the stockholders in February 1994. Under the 1994 Plan, 1,781,473 shares have been authorized for issuance. The purposes of the 1994 Plan were to attract and retain qualified personnel, to provide additional incentives to employees, officers, directors, and consultants of NPS and its affiliates and to promote the success of NPS’s business. Under the 1994 Plan, NPS was able to grant NSOs and restricted stock awards to employees, officers, directors, and consultants to NPS and its affiliates and ISOs to employees of NPS and its affiliates. As of December 31, 2005, options to purchase a total of 1,263,589 shares of common stock had been exercised for cash and services under the 1994 Plan at a weighted average exercise price of $6.97 per share. As of December 31, 2005, options to purchase 222,780 shares of common stock were outstanding with exercise prices ranging from $9.75 to $13.38 per share, with a weighted average exercise price per share of $10.05.

Options granted under the 1994 Plan prior to December 1, 1997, generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 3% of the remaining shares subject to the option at the end of each calendar month thereafter. Options granted under the 1994 Plan after December 1, 1997 generally become exercisable at a rate of 28% of the shares subject to the option at the end of the first year and 2% of the remaining shares subject to the options at the end of each calendar month thereafter. The maximum term of a stock option under the 1994 Plan is ten years; however, if the optionee who is granted an ISO at the time of grant is a 10% Holder, the maximum term of any ISO granted under the 1994 Plan is five years. If an optionee terminates his or her service to NPS, the optionee may exercise only those option shares vested as of the date of termination and must effect such exercise within three months of termination of service for any reason other than death or disability, one year after termination due to disability, and eighteen months after termination due to death. In the event of a change in control transaction, all outstanding, unvested options shall vest and become immediately exercisable. The 1994 Plan expired on January 6, 2004 and no further awards will be made under the 1994 Plan.

1994 Employee Stock Purchase Plan

In January 1994, the Board adopted the 1994 Employee Stock Purchase Plan (ESPP) which was subsequently approved by the stockholders in February 1994. There were a total of 90,000 shares originally reserved for issuance under the ESPP. Pursuant to Board and stockholder approval this amount was increased to 160,000 shares in 1996, to 260,000 in 1999, to 335,000 in 2003 and to 685,000 in 2005.

As of December 31, 2005, a total of 392,174 shares of common stock had been purchased under the ESPP at prices from $2.76 to $34.37 per share. During 2005, under the ESPP, executive officers as a group purchased 7,923 shares at an average weighted purchase price of $11.10 per share and all employees (excluding executive officers) as a group purchased 95,652 shares at an average exercise price of $11.01 per share. As of December 31, 2005, 292,826 shares remain available for purchases under the ESPP.

The purpose of the ESPP is to assist NPS in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of NPS. The ESPP provides a means by which employees of NPS and its affiliates may purchase common stock of the company at a discount through accumulated payroll deductions. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code. The ESPP is implemented by offerings of rights to eligible employees. Eligible participants in the ESPP include all employees, including executive officers who work at least 20 hours per week and are customarily employed by NPS or an affiliate of NPS for at least five months per calendar year. Generally, each offering is of 24 months’ duration with purchases occurring every six months. Participants may authorize payroll deductions of up to 15% of their base compensation for the purchase of common stock under the ESPP. The ESPP will terminate in January 2009.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding awards	Weighted-average exercise price of outstanding awards	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	6,174,778	$18.14	2,619,786
Equity compensation plans not approved by security holders	None	N/A	None

Total	6,174,778	$18.14	2,619,786

(1)	Consists of shares of common stock issuable under our 2005 Omnibus Incentive Plan, 1998 Stock Option Plan, 1994 Equity Incentive Plan and 1994 Nonemployee Director Stock Option Plan.

The following table sets forth each grant of options or stock appreciation rights (SARs) to purchase common stock made during the year ended December 31, 2005, to each of the Named Executive Officers and our President and Chief Operating Officer. Grants of options to each of the Named Executive Officers were made under the 1998 Plan, and grants to Dr. Coles were made under the 2005 Omnibus Plan.

OPTION/SAR GRANTS IN 2005

Name	Options/SARs Granted (1)		% of Total Shares Granted	Option Price	Expiration Date (2)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
						5%	10%
Hunter Jackson	22,500		1.51%	$15.48	02/03/2015	$219,044.00	$555,100.50
	22,500		1.51%	$12.97	04/15/2015	$183,527.18	$465,093.89
	22,500		1.51%	$11.71	07/15/2015	$165,698.01	$419,911.29
	22,500		1.51%	$10.04	10/17/2015	$142,067.29	$360,026.42

	90,000		6.03%			$710,336.48	$1,800,132.10

Edward F. Nemeth	5,925		0.40%	$15.48	02/03/2015	$57,681.59	$146,176.46
	5,925		0.40%	$12.97	04/15/2015	$48,328.82	$122,474.72
	5,925		0.40%	$11.71	07/15/2015	$43,633.81	$110,576.64
	5,925		0.40%	$10.04	10/17/2015	$37,411.05	$94,806.96

	23,700		1.59%			$187,055.27	$474,034.78

Alan M. Rauch	8,875		0.60%	$15.48	02/03/2015	$86,400.69	$218,956.31
	8,875		0.60%	$12.97	04/15/2015	$72,391.27	$183,453.70
	8,875		0.60%	$11.71	07/15/2015	$65,358.66	$165,631.68
	8,875		0.60%	$10.04	10/17/2015	$56,037.65	$142,010.42

	35,500		2.38%			$280,188.27	$710,052.11

Gerard J. Michel	8,875		0.60%	$15.48	02/03/2015	$86,400.69	$218,956.31
	8,875		0.60%	$12.97	04/15/2015	$72,391.27	$183,453.70
	8,875		0.60%	$11.71	07/15/2015	$65,358.66	$165,631.68
	8,875		0.60%	$10.04	10/17/2015	$56,037.65	$142,010.42

	35,500		2.38%			$280,188.27	$710,052.11

G. Thomas Heath	8,275		0.56%	$15.48	02/03/2015	$80,559.52	$204,153.63
	8,275		0.56%	$12.97	04/15/2015	$67,497.21	$171,051.20
	8,275		0.56%	$11.71	07/15/2015	$60,940.05	$154,434.05
	8,275		0.56%	$10.04	10/17/2015	$52,249.20	$132,409.71

	33,100		2.22%			$261,245.98	$662,048.59

N. Anthony Coles	150,000		10.05%	$10.00	11/02/2015	$943,341.94	$2,390,613.69
	150,000		10.05%	$10.00	11/02/2015	$943,341.94	$2,390,613.69

	300,000	(4)	20.11%			$1,886,683.88	$4,781,227.38

(1)	Options granted generally vest and become exercisable over four years as follows: 28% of the shares subject to the option vest at the end of the first year after grant, and 2% of the shares subject to the option vest monthly thereafter for three years.
(2)	Options granted have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.
(3)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.
(4)	Represents 150,000 non-qualified stock options and 150,000 free-standing stock-settled SARs.

The following table sets forth information for fiscal year ended December 31, 2005, with respect to (a) the exercise of stock options by the Named Executive Officers and our President and Chief Operating Officer in 2005; (b) the number of unexercised options held by the Named Executive Officers and our President and Chief Operating Officer as of December 31, 2005; and (c) the value of unexercised in-the-money options or SARs as of December 31, 2005.

AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END VALUE

Name	Shares Acquired On Exercise	Value Realized (1)	Number of Unexercised Options		Value of In-the-Money Options
			Exercisable	Unexercisable	Exercisable	Unexercisable
Hunter Jackson	45,000	$120,306	355,800	119,200	$810,875	$43,425
Edward F. Nemeth	30,000	$116,953	179,200	44,500	$409,725	$11,435
Alan M. Rauch	—	—	32,100	68,400	—	$17,129
Gerard J. Michel	—	—	52,500	65,000	—	$17,129
G. Thomas Heath	—	—	74,000	59,100	—	$15,971
N. Anthony Coles	—	—	—	300,000	—	$552,000

(1)	Value realized is based on the fair market value of NPS common stock on the date of exercise (the closing sales price reported on the Nasdaq National Market on such date) minus the exercise price, and does not necessarily indicate that the optionee sold such stock.

Employment Agreements

Dr. N. Anthony Coles.    On October 31, 2005, NPS entered into an employment agreement with Dr. Coles under which he was appointed as President, Chief Operating Officer, or COO, and a member of the Board of Directors of NPS. NPS has committed to consider the advancement of Dr. Coles to Chief Executive Officer, or CEO, within six months of the date of his appointment as President and COO. Dr. Coles’ employment agreement provides that he will (a) receive an annual base salary of $450,000 subject to annual adjustment by the Compensation Committee, (b) participate in the company’s Management Incentive Plan, which provides that Dr. Coles is eligible for a target bonus as President and COO for 2006 of 45% of his base salary upon the achievement of certain performance criteria, and (c) receive annual long-term incentive target awards with an annual value, based on the fair value of the equity award of $600,000, to be granted as stock options, restricted stock units, or other vehicles as permitted under the NPS’s 2005 Omnibus Incentive Plan. Dr. Coles’ long-term incentive award for 2006 is 73,352 stock options and will be granted in quarterly installments.

Dr. Coles employment agreement also provides that NPS will make the following one-time cash payments or awards on his appointment date: (a) a one-time up-front cash payment of $200,000, which will also satisfy the payment of any bonus to Dr. Coles for services rendered to NPS by Dr. Coles in November and December 2005; (b) 180,000 restricted stock units, which will vest subject to continued employment as follows: 45,000 on the second year anniversary of hire, 90,000 on the fourth year anniversary of hire, and 45,000 on the fifth year anniversary of hire; (c) 150,000 stock settled stock appreciation rights, or SARs; and (d) 150,000 non-qualified stock options, or NQSOs. No later than May 11, 2006, NPS will make an additional grant of 200,000 non-performance based NQSOs to Dr. Coles, or such other equity vehicle, as permitted under the 2005 Omnibus Incentive Plan. The exercise price for the SARs and the NQSOs described in this paragraph is equal to the fair market value of a share of NPS’s common stock on the date of their respective grants. The SARs and the NQSOs will vest over a four-year period, with 28% vesting at the end of the first year from the date of grant, and the remainder vesting at a rate of 2% per month thereafter for as long a Dr. Coles is employed by NPS.

NPS also agreed to reimburse Dr. Coles for expenses incurred in connection with his relocation to New Jersey, including real estate commissions on the sale of his residence and the purchase of his new residence, moving expenses, temporary housing expenses, and other miscellaneous expenses associated with his relocation.

Dr. Coles is also entitled to receive all the other benefits available to employees of the company, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off, and holidays.

Dr. Coles’ employment agreement has an initial term of three years with an automatic one-year extension unless notice of non-renewal is provided by NPS or Dr. Coles at least 90 days prior to renewal. Dr. Coles is an employee at will, whose employment may be terminated at any time, though he will be entitled to certain severance benefits under the employment agreement. If NPS terminates Dr. Coles’ employment without cause, as defined in the agreement, he will receive his annual base salary for the longest of the remainder of the agreement term or 24 months. He will also be entitled to immediate vesting of all of the one-time equity awards granted upon his commencement of employment with NPS described above. Additionally, that portion of Dr. Coles stock awards that would have vested if he had remained employed for an additional 24 months will immediately vest on the date of termination and each stock award will remain exercisable for the longer of (a) 24 months, or (b) such other period as Dr. Coles may be entitled under any NPS stock option plan, grant agreement, or retirement plan. If Dr. Coles chooses to terminate his employment for good reason, which is defined as not being named CEO of NPS, he will receive his annual base salary and target annual incentive provided under this agreement for the longest of the remainder of the agreement term or 24 months. He will also be entitled to immediate vesting of all of the one-time equity awards granted upon his commencement of his employment with NPS described above. Additionally, that portion of Dr. Coles stock awards that would have vested if he had remained employed for an additional 24 months will immediately vest on the date of termination and each stock award will remain exercisable for the longer of (a) 24 months, or (b) such other period as Dr. Coles may be entitled under any company stock option plan, grant agreement, or retirement plan.

The employment agreement further provides that should Dr. Coles’ employment terminate as a result of death or total disability, Dr. Coles, or his estate, will be entitled to a prorated annual incentive and pro-rated long-term incentive, if applicable, based upon the number of weeks of service performed in the performance cycle and based on performance to date as determined by the Board. He will also be entitled to immediate vesting of all of the one-time equity awards granted upon commencement of his employment with NPS described above. Vested options will remain exercisable in accordance with the terms of the 2005 Omnibus Incentive Plan.

NPS has also agreed to gross-up any payments to Dr. Coles under the agreement should such payments be subject to the excise tax imposed by section 4999 of the Internal Revenue Code such that the net amount retained by Dr. Coles after deduction of any such excise tax shall be equal to the amount Dr. Coles would have received had there been no excise tax imposed on the payments.

Termination of Employment and Change-in-Control Arrangements

Severance Pay Plan.    NPS has adopted a Severance Pay Plan to provide assurances of specified severance benefits to certain officers and employees of NPS whose employment is subject to being terminated following a change in control of NPS. Under the plan, all officers and other eligible employees of NPS are afforded certain severance benefits when their employment with NPS is involuntarily terminated, without cause, following a change in control of NPS. With respect to officers of NPS, if at any time within 24 months following a change in control of NPS, such officer terminates his or her employment with the company for good reason, such as a material reduction in such officer’s title, authority, base pay, or relocation of such officer’s job location or other event which materially alters such officer’s job prospects, or NPS terminates such employment for other than cause, death or permanent disability, then such officer shall receive the following severance benefits: up to 24 months of salary equal to his or her base pay at the time of termination, payable either in lump sum or over time; and reimbursement for total premium cost for medical and dental plans under COBRA for a period of up to 18 months or until such officer secures other benefits, whichever occurs first.

Severance Agreement.    NPS has entered into agreements with Dr. Jackson, Dr. Nemeth, Dr. Rauch, Mr. Michel and Mr. Heath and certain other key employees providing such persons with severance pay benefits upon their separation of employment from NPS following a change in control or other strategic corporate event.

Pursuant to these agreements, the executive officer or employee is entitled to receive severance payments of up to two years base salary and continued medical benefits for up to two years, if within a designated period (not to exceed 24 months) following a “change in control” of NPS or “other strategic corporate event,” his or her employment is terminated without cause or for certain other reasons specified in the agreement. The agreement also provides for the acceleration of vesting of up to two years of previously granted but not exercised options and the extension of the exercise period for up to two additional years, not to exceed the original life of the option. NPS now seldom enters into individual severance agreements and instead provides severance benefits under the Severance Pay Plan.

Option Plan Change in Control Provisions.    All of NPS’s stock option plans under which options have been granted to officers and employees of NPS provide for the acceleration of vesting for all non-vested options held by the officer or employee at the time of a significant corporate transaction involving a change of control of NPS. In addition, such plans provide for an extension of the option exercise period until the later of 24 months from the date of the corporate transaction or the time specified in the officer’s or employee’s option agreement with NPS.

Option Plan Retirement Provisions.    In December 2002, NPS adopted a provision for unfunded retirement benefits, whereunder NPS amended the NPS Nonemployee Directors’ Stock Option Plan, the NPS 1994 Equity Incentive Plan, the NPS 1987 Stock Option Plan and the NPS 1998 Stock Option Plan to provide for an additional two years of option vesting for individuals who retire from NPS and to allow such individuals to exercise their vested options for the remaining term of the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Costa, Mr. Klein and Dr. Parks served on the Compensation Committee during the fiscal year 2005. No officer or employee of NPS sits on the Compensation Committee. No member of the Compensation Committee has at any time been an officer or employee of NPS.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Consulting Agreement with Plexus

Dr. Kuhla, one of our directors since 1991, was a Vice President of Plexus Ventures from February 1994 through June 1998. We had a consulting agreement with Plexus through December 31, 1995, under which Plexus assisted us with our efforts to establish a collaboration for our hyperparathyroidism program. Dr. Kuhla held a twenty-six percent (26%) interest in payments received by Plexus from NPS under the consulting agreement. We granted Plexus an option to purchase 20,000 shares of our common stock at $10.50 per share, with vesting contingent on milestone payments from Amgen. All of such options vested in December 2001 and were exercised by Plexus in August 2004. In connection with the exercise of the option by Plexus, NPS was directed by Plexus to issue 5,200 shares of common stock of NPS to Dr. Kuhla. In 2005 and 2004 we paid Plexus $20,000 and $200,000, respectively, in fees as a result of payments we received from Amgen Inc. for developments in the hyperparathyroid program. There are no additional amounts of fees or outstanding stock options remaining under the agreement with Plexus.

Indemnification Agreements

The Company’s policy is to enter into agreements with each of its directors and executive officers providing for the indemnification of such persons to the fullest extent permitted by law for any liability they may incur by reason of their service as officers and/or directors to NPS. The Company has entered into indemnity agreements with each of its directors and executive officers.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS (1)

The Compensation Committee is responsible to NPS’s Board of Directors and stockholders for approving compensation awarded to NPS’s Chief Executive Officer and other executive officers. This report describes NPS’s compensation philosophy and policies applicable to NPS’s Chief Executive Officer and its other executive officers and the compensation paid to all executive officers for the year ended December 31, 2005. During 2005, the Committee consisted of three directors, each of whom is independent within the meaning of the applicable NASDAQ listing standards. The Committee operates under a written charter adopted by the Board of Directors.

Compensation Policy

NPS’s compensation policy is set by the Board of Directors. Implementation of that policy is delegated to the Compensation Committee. The Board believes that it is critical to NPS’s success and the creation of stockholder value that NPS utilize compensation programs designed to attract, retain, and motivate highly talented and team oriented executives and employees. Our fundamental philosophy is to establish compensation programs that closely link executive compensation with the achievement of individual and corporate performance goals. Under this philosophy, the Committee renders compensation decisions only after a deliberate review of individual performance, company performance and compensation levels at a peer group of similarly situated biotechnology and pharmaceutical companies. In addition, the Committee engages a nationally-recognized compensation consultant to assist in assessing developments in the compensation and benefits arenas and their impact on NPS and its plans and arrangements. Although this report focuses on executive compensation, it is important to note that the Committee is actively involved in overseeing compensation and benefits matters for all NPS employees. We understand the importance of attracting, retaining and motivating employees at all levels of the organization.

In furtherance of our compensation philosophy, the Board approved in February 2005, at the recommendation of the Compensation Committee, a revised compensation structure consisting of three components: base salary, short-term incentive compensation and long-term incentive compensation. Short-term incentive compensation is awarded in the form of an annual cash bonus and long-term incentive compensation is awarded in the form of stock options which vest over time. We believe NPS’s executive compensation practices link executive compensation to individual and company performance, and advance the long-term interests of NPS and its stockholders.

Base Salary

Base salaries represent the fixed component of NPS’s executive compensation package. They are designed to compensate executive officers competitively at levels necessary to attract and retain qualified executives in our industry. The Committee annually reviews and determines the base salary for NPS’s executive officers. Salary compensation is determined by evaluating the compensation of executives in similar positions in a peer group of similarly situated biotechnology and pharmaceutical companies, the level of experience of the particular executive officer, and the executive officer’s specific responsibilities. The Committee also evaluates individual performance and the achievement of company performance goals in determining base salaries for the executive officers. The Committee also receives the recommendation of NPS’s Chief Executive Officer concerning salary for each executive as part of a general company-wide salary assessment performed by Company management.

Short-Term Incentive Compensation

Fiscal year 2005 was the first year that short-term incentive compensation was included in our compensation structure and paid to our executive officers. The amount of short-term incentive compensation is based on a target percentage of base salary. The target percentage is determined on the basis of compensation paid to executive officers in a peer group of similarly situated biotechnology and pharmaceutical companies.

Whether an executive officer achieves the full target percentage in a given year is based on the performance of the individual executive officer and NPS as a company in achieving its performance goals for the respective year.

In December 2005, the Committee, with the assistance of management, evaluated both the individual performance of each executive officer and the performance of NPS as a company to, among other things, determine whether and to what extent to award the short-term incentive. The evaluation of each executive’s performance was based on qualitative and quantitative measures that vary between executives based on areas of responsibility. The evaluation of NPS as a company consisted of an assessment of whether NPS achieved its 2005 priority goals, which were approved by the Board at the first of the year and included the following financial and non-financial objectives:

•	aggressively pursuing the advancement of products in NPS’s clinical and preclinical pipeline;

•	developing and implementing a sales and marketing force within NPS;

•	managing NPS’s research and development and general administrative expenses within specified dollar amounts reflected in NPS’s 2005 annual budget; and

•	implementing internal employee development and performance programs.

In assessing whether NPS achieved it’s 2005 priority goals, the Committee reviewed each respective goal, the performance delivered, whether the goal was achieved and how each goal was weighted. The Committee found that the majority of the goals were achieved and that while certain goals were not fully achieved, other matters with equal importance, which were not articulated in the 2005 priority goals, were accomplished by the company. After considering the above criteria, the Committee determined that NPS as a company delivered strong performance in 2005 and, therefore, an on-target achievement of 100% of the priority goals was warranted. Accordingly, in December 2005, the Compensation Committee recommended, and the Board approved, payment of the short-term incentive to NPS’s executive officers based upon their individual performance for 2005 and utilizing a 2005 company performance assessment of 100%.

Long-Term Incentive Compensation

The Company utilizes equity-based compensation and equity purchase programs and as an important component of executive compensation and as a means of retaining and motivating executive officers. Long-term equity based compensation is awarded through stock options grants. The granting of stock options at all levels of NPS is an integral part of NPS’s compensation philosophy and policy. We believe that options vesting over a period of years link executive compensation to company performance and align the interests of executives with the long-term interests of NPS and its stockholders. Executives receive grants vesting over four years and generally in the same amounts as in prior years. Options are awarded quarterly rather than annually to mitigate the impact of fluctuating market prices on option exercise prices and option compensation value. The Committee also evaluates the awards of other forms of equity compensation from time to time and may make additional equity awards in the future.

NPS executive officers are also eligible to participate in NPS’s Employee Stock Purchase Plan, and participating executives receive the price discount allowed by applicable laws and regulations. Additionally, U.S. based executive officers are eligible to participate in NPS’s 401(k) retirement plan and receive the same Company match that is available to all NPS employees.

CEO Evaluation and Compensation

Dr. Hunter Jackson, our Chief Executive Officer, or CEO, was a founder of NPS in 1986 and has served in that capacity since then. Dr. Jackson’s overall compensation is reviewed annually by the Compensation Committee in consultation with the full Board and is awarded based on the criteria in this report. In December 2005, we assessed the following criteria to determine the short-term incentive to be awarded to Dr. Jackson for the 2005 fiscal year and to set Dr. Jackson’s overall compensation for the 2006 fiscal year: (a) the individual performance and leadership displayed by Dr. Jackson throughout the 2005 fiscal year; (b) the extent to which NPS achieved its 2005 priority goals; (c) the overall performance delivered by NPS in 2005; and (d) the overall compensation paid to Dr. Jackson in 2005 compared to the compensation of CEO’s in a peer group of similarly situated biotechnology and pharmaceutical companies.

After considering the above criteria, the Committee determined that Dr. Jackson was instrumental in assisting NPS in delivering strong performance in 2005. In recognition of Dr. Jackson’s leadership and performance in 2005, the Committee recommended, and the Board approved, a short-term incentive of $236,711, which was paid to Dr. Jackson in the form of a cash bonus in December 2005. The Committee also recommended, and the Board approved, (i) a 6.92% increase in Dr. Jackson’s base salary to $510,000, and (ii) an increase in the target percentage for the Chief Executive Officer’s short-term incentive to 50% of base salary, with the potential for a maximum award of 100% of base salary, all effective January 1, 2006. Dr. Jackson may earn upon to $500,000 in short-term incentive for 2006 upon the achievement of certain performance-based objectives, including objectives related to the transition of the Chief Executive Officer role to Dr. Coles. Also, in connection with Dr. Jackson’s retirement as Chairman and Chief Executive Officer in May 2006, it is anticipated that his long-term incentive for 2006 will consist of two quarterly stock option awards totaling 45,000 options.

Policy Regarding Deductibility

We are required to disclose our policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Code, which provides that, for purposes of regular income tax and the alternative minimum tax, the allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. NPS’s general approach is to seek to qualify the compensation paid to its executive officers as deductible under Section 162(m) of the Code where reasonably practicable but to preserve flexibility in allowing the Committee to make compensation awards consistent with the philosophy and policies described in this report. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

Compensation Committee

Santo J. Costa, Chairman

Joseph Klein III

Thomas N. Parks

PERFORMANCE MEASUREMENT COMPARISON (1)

	NPS PHARMACEUTICALS, INC.	NASDAQ STOCK MARKET—US	NASDAQ PHARMACEUTICALS
Dec-00	100	100	100
Jun-01	84	88	92
Dec-01	80	79	85
Jun-02	32	60	54
Dec-02	52	55	55
Jun-03	51	67	75
Dec-03	64	82	81
Jun-04	44	84	83
Dec-04	38	89	86
Jun-05	24	85	79
Dec-05	25	91	95

*	$100 INVESTED ON 12/31/00 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS FISCAL YEAR ENDING DECEMBER 31.

(1)	The “Compensation Committee Report” and the “Performance Measurement Comparison” chart are not “soliciting material,” are not deemed filed with the Commission and are not incorporated by reference in any filing of NPS under the Securities Act or the Exchange Act. Whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Secretary Val R. Antczak,

April 3, 2006

NPS PHARMACEUTICALS, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 11, 2006

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned constitutes and appoints Hunter Jackson and Val R. Antczak (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of NPS Pharmaceuticals, Inc., registered in the name provided herein which the undersigned is entitled to vote, at the 2006 Annual Meeting of Stockholders or any adjournment or postponement thereof. This meeting will be held at the Hanover Marriott 1401, Rt. 10 E., Whippany, New Jersey 07981, on May 11, 2006 at 2:00 p.m., local time. This Proxy is given in accordance with the instructions indicated, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

Vote on Directors

1.	To elect ten (10) directors as set forth in the Proxy Statement:

01) Michael W. Bonney, 02) N. Anthony Coles, 03) Santo J. Costa, 04) James G. Groninger, 05) Hunter Jackson, 06) Joseph Klein III, 07) Donald E. Kuhla, 08) Rachel R. Selisker, 09) Calvin R. Stiller, and 10) Peter G. Tombros	For All ❑	Withhold All ❑	For All Except ❑	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line provided below.

Vote on Proposal

2.	To ratify the selection of KPMG LLP as independent registered public accounting firm of NPS for its fiscal year ending December 31, 2006.

For	Against	Abstain

❑	❑	❑

This Proxy when properly executed will be voted as directed above. If no direction is made, this Proxy will be voted FOR the election of the ten (10) directors and FOR the ratification of the appointment of KPMG LLP as NPS’s independent registered public accounting firm for the 2006 fiscal year.

Please date this Proxy and sign your name exactly as it appears hereon. Joint owners should each sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please indicate your title as such. If executed by a corporation, the Proxy should be signed in the corporate name by a duly authorized officer who should indicate his title. Please date, sign, and mail this proxy card in the enclosed envelope.

Yes No
Do you plan to attend the annual meeting?	❑ ❑
HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future investor communications in a single package per household	❑ ❑

Dated

Signature